Exhibit 99.1

PharmaCyte Biotech, Inc. Announces $7 Million Capital Raise, Led by Existing Investors

LAS VEGAS, August 18, 2025 (BUSINESS WIRE) — PharmaCyte Biotech, Inc. (Nasdaq:PMCB) (“PharmaCyte” or the “Company”) announced today that it has entered into a securities purchase agreement for a $7.0 million financing with existing investors involving the sale of 7,000 shares of its newly designated Series C convertible preferred stock ("preferred stock"), with a stated value of $1,000 per share, convertible into an aggregate of 7,000,000 shares of its common stock and unregistered common stock purchase warrants to purchase up to an aggregate of 7,000,000 shares of its common stock in a private placement.  The private placement is expected to close on or about August 19, 2025, subject to the satisfaction of customary closing conditions.

“This financing, priced at a premium to our current market price and led by our existing investors, reflects strong confidence in PharmaCyte’s future,” said Josh Silverman, Interim Chief Executive Officer of PharmaCyte. “It meaningfully strengthens our balance sheet, positions us to enhance shareholder value, and enables us to continue pursuing strategic alternatives that we believe can maximize long-term returns for our stockholders.”

GP Nurmenkari Inc. is acting as the sole placement agent for the private placement.

The shares of preferred stock have a conversion price of $1.00 per share of common stock and accrue a 7.0% quarterly dividend payable in cash. The warrants have an exercise price of $1.00 per common share, are exercisable immediately and are exercisable for a term of five years from the date of issuance. The securities in the private placement were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the shares of common stock issuable upon conversion or exercise of the preferred stock and warrants offered and sold in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants issued in connection with the private placement.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of PharmaCyte’s management and Board of Directors. Any statements contained in this press release which do not describe historical facts are forward-looking statements subject to risks and uncertainties that could cause actual results, performance, and achievements to differ materially from those discussed in such forward-looking statements. These statements include, without limitation, PharmaCyte’s ability to satisfy closing conditions with respect to the private placement, the completion of the private placement, and the anticipated use of proceeds with respect to the private placement.   Factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Investor Contact:

CORE IR

ir@pharmacyte.com

Media Contact:

Jules Abraham

CORE IR

Telephone: 917.885.7378

Email: julesa@coreir.com